UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 11, 2013

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2013, Myers Industries, Inc. (the “Company”) reached an agreement with shareholder GAMCO Asset Management, Inc. (“GAMCO”) to add an additional director to the Company’s slate of directors for the Company’s 2013 Annual Meeting of Shareholders. Under the terms of the agreement, the Company has agreed to increase the size of the Board of Directors to ten directors and include GAMCO’s nominee, Daniel R. Lee, in the Company’s slate of directors in addition to the nine continuing directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2013, the Board of Directors of the Company amended Article II, Section 2 of its Amended and Restated Code of Regulations to provide the Board of Directors of the Company with the authority to fix or change the number of directors.

The full text of the Amended and Restated Code of Regulations is attached as Exhibit 3.1 to this Current Report on Form 8-K and the description of its terms above is qualified in its entirety by reference to the terms of the amendment.

Item 9.01. Financial Statements and Exhibits

3.1	Amended and Restated Code of Regulations of Myers Industries, Inc. effective April 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE: April 12, 2013	By:	/s/ Greggory W. Branning
Greggory W. Branning Senior Vice President, Chief Financial Officer, and Corporate Secretary